                          AMENDMENT NO. 1 TO
              AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement ("Agreement") dated August 1, 2007 by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts life insurance company (the "Company"), is hereby amended as follows, effective May 1, 2009:

1. Schedule 1 of the Participation Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                 GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                 (Trust)

Date:                            By:
     ----------------               ---------------------------------
                                       Name:
                                       Title:


                                 GOLDMAN, SACHS & CO.
                                     (Distributor)

Date:                            By:
     ----------------               ---------------------------------
                                       Name:
                                       Title:


                                 COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
                                     (Company)

Date:                            By:
     ----------------               ---------------------------------
                                       Name:  Michael A. Reardon
                                       Title: President and CEO

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                                  SCHEDULE 1
                  SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                                           VARIABLE ANNUITY PRODUCTS
SEPARATE ACCOUNT                  PRODUCT NAME                              1933 ACT #          1940 ACT #
----------------                  ------------                              ----------          ----------
Separate Account VA-K             ExecAnnuity Plus/
                                  Allmerica Advantage                       33-39702            811-6293

Separate Account VA-K             Delaware Medallion III
                                  (Money Market Fund only)                  33-44830            811-6293

Separate Account VA-K             Delaware Golden Medallion                 333-81281           811-6293

Separate Account VA-K             Directed Advisory Solutions
                                  (Agency No-Load/ Fund Quest)              333-90543           811-6293

Separate Account VA-K             Value Generation (Annuity Scout)          333-87099           811-6293

Separate Account VA-K             Immediate Advantage                       333-81861           811-6293

Separate Account VA-K             Agency C-Shares (Premier Choice)          333-38274           811-6293

Select Separate Account           Select Resource                           33-47216            811-6632

Select Separate Account           Select Charter                            333-63093           811-6632

Select Separate Account           Select Reward                             333-78245           811-6632

Select Separate Account           Select Acclaim                            333-92115           811-6632

Separate Account VA-A             VA Annuity                                2-53206 (NQ)
                                                                            2-53205 (Q)         811-01497

Separate Account VA-B             VA Annuity                                2-53203             811-02559

Separate Account VA-C             VA Annuity                                2-53204             811-02558

Separate Account VA-G             VA Annuity                                2-86439             811-03842

Separate Account VA-H             VA Annuity                                2-86440             811-03841

Commonwealth Annuity
Separate Account A                Preferred Plus                            333-141019          811-22024

Commonwealth Annuity
Separate Account A                Advantage IV                              333-141045          811-22024

Commonwealth Annuity
Separate Account A                Horizon                                   333-157121          811-22024

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

                                           VARIABLE LIFE PRODUCTS
SEPARATE ACCOUNT                  PRODUCT NAME                              1933 ACT #          1940 ACT #
----------------                  ------------                              ----------          ----------
VEL Account                       VEL 87                                    33-14672            811-5183

VEL Account                       VEL 91                                    33-90320            811-5183

VEL Account                       VEL Plus                                  33-42687            811-5183

VEL II Account                    VEL II (93)                               33-57792            811-7466

Inheiritage Account               Inheiritage- Variable Inheiritage         33-70948            811-8120

Select Separate Account II        Select Life II  (Select VEL)              33-83604            811-8746

Group VEL Account                 Group VEL (standard)                      33-82658            811-8704

Group VEL Account                 Group VEL (COLI)                          333-39798           811-8704

VEL Account III                   VEL III - (Estate Optimizer)              333-58385           811-8857

Select Separate Account III       Select III  (Select SPL)                  333-58551           811-8859

Select Separate Account III       SPL II                                    333-84306           811-8859

Separate Account IMO              VUL 2001 (Survivorship)                   333-90995           811-09529

Separate Account IMO              VUL 2001                                  333-84879           811-09529

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